UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FG MERGER II CORP.

(Exact name of registrant as specified in its charter)

Nevada	86-2579471
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A Itasca, IL	60143
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one shares of common stock, $0.0001 par value per share, and one right	The NASDAQ Stock Market LLC
Common stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
Rights to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-275155

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are units, common stock, par value $0.0001 per share, and rights to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination of FG Merger II Corp., a Nevada corporation (the “Registrant”). The description of the units (each consisting of one share of common stock, $0.0001 par value per share, and one right), the common stock and the rights (each entitling the holder thereof to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination) of Registrant, as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2023 (Registration No. 333-275155), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 28, 2025	FG MERGER II CORP.

	By:	/s/ Hassan R. Baqar
		Name:	Hassan R. Baqar
		Title:	Chief Financial Officer